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                                                                   Exhibit 99(a)
                                                                   -------------

                                  NEWS RELEASE
                              FOR IMMEDIATE RELEASE

CONTACTS:         TINA M. FARRINGTON                 SANDRA L. STOCKHORST
                  SVP, MARKETING                     VP, INVESTOR RELATIONS
                  (419) 784-2549                     (419) 784-4023


       THE STATE BANK AND TRUST COMPANY COMMITS TO GROVER HILL AND OAKWOOD
                                  COMMUNITIES

DEFIANCE, Ohio, February 3, 2002 - RURBAN FINANCIAL CORP. (NASDAQNM: RBNF) ("Rurban") The State Bank and Trust Company, a wholly owned subsidiary of Rurban Financial Corp, reached an agreement Saturday, February 2, with the Federal Deposit Insurance Corporation (FDIC) for the assumption of the insured deposits for the Oakwood Deposit Bank Company, Oakwood, Ohio. Both of the former offices of the Oakwood Deposit Bank Company in Oakwood and Grover Hill will reopen 9 a.m. on Monday as branches of The State Bank and Trust Company and will be staffed by professionals from both Oakwood Deposit and State Bank.

"Our goal is to provide a seamless transition for the Oakwood Deposit customers to State Bank. We are excited about providing our many products and services to these customers and enthusiastic about becoming a part of the Oakwood and Grover Hill communities. We will have experienced State Bank Associates and Executive Management on hand in both branches to greet, meet, and welcome our new customers. Customers are encouraged to stop by the bank or call 419-594-3333 to discuss any questions they have regarding their accounts," stated Mark A. Soukup, President and CEO of The State Bank and Trust Company.

"We understand the important and ongoing role your local bank plays in the welfare of the community. We have been a trusted financial services provider, friend, and good neighbor for over a hundred years. The foundation of our long-term success is our ability to grow strong relationships with our customers. We are excited about working closely with our new customers and enhancing the products and services that will meet their future needs." shared Soukup.

The State Bank and Trust Company management team offers over 300 years of experience in all areas of banking, financial planning, trust services, and asset management. Rurban Financial Corp. and each of its banking subsidiaries exceed all "well capitalized" regulatory capital benchmarks.

Both the Oakwood and Grover Hill branches will have extended hours to accommodate the needs of customers throughout the week of February 4, 2002 staying open until 6 p.m., Monday through Friday.

Former Oakwood Deposit customers with deposits in excess of the FDIC limits of $100,000 are encouraged to contact the FDIC toll free at 1-877-376-2718 and ask to speak with a claims agent.

Thomas C. Williams, President and CEO of Rurban Financial Corp. commented, "We are excited about the opportunity to add the former customers of Oakwood Deposit Bank to The State Bank and Trust Company. The $4,052,000 premium State Bank has agreed to pay is an investment that will greatly enhance our shareholder value. Rurban shareholders will truly benefit from this agreement, as it will significantly increase our number of customers and our market share. It is a natural extension for us in our market area."



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About Rurban Financial Corp.
----------------------------

Rurban Financial Corp. is a publicly traded bank holding company based in Defiance, Ohio. Rurban's common stock is quoted on the Nasdaq National Market Exchange under the symbol RBNF.

The Company currently has 10,000,000 shares of stock authorized and 4,528,429 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries and operating divisions are The State Bank and Trust Company, Reliance Financial Services, N.A., The Peoples Banking Company, The First Bank of Ottawa, The Citizens Savings Bank Company, Rurbanc Data Services, Inc. (RDSI), and Rurban Life Insurance Company. The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, Fulton, Hancock, Putnam, Sandusky, Wood, Cuyahoga, and Summit. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

Forward-Looking Statements
--------------------------

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company's most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.